As filed with the Securities and Exchange Commission on June 7, 2012

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
______________________

COPANO ENERGY, L.L.C.
(Exact name of Registrant as specified in its charter)
Delaware		50-0411678
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification Number)
1200 Smith Street, Suite 2300 Houston, Texas 77002 (Address of principal executive offices, including zip code)
______________________

Copano Energy, L.L.C. Long-Term Incentive Plan
(Full title of the plan)

Douglas L. Lawing
Vice President and General Counsel
2727 Allen Parkway, Suite 1200
Houston, Texas  77019
(Name and address of agent for service)

(713) 621-9547
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller Reporting Company ☐
______________________

CALCULATION OF REGISTRATION FEE
Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount Of Registration Fee(3)
Common Units of Copano Energy, L.L.C.	1,200,000	$25.86	$31,032,000	$3556.27

(1)
Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement shall also cover any additional common units that become issuable under the plan by reason of any unit dividend, unit split, recapitalization or any other similar transaction effected without the receipt of consideration that results in an increase in the number of the registrant’s outstanding common units.

(2)
Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low prices reported on The Nasdaq Stock Market on June 4, 2012 ($25.86 per common unit).

(3)
Pursuant to General Instruction E to Form S-8, a filing fee is only being paid with respect to the registration of additional 1,200,000 common units of the Registrant under the Plan.  Registration Statements on Form S-8 (Registration No. 333-122737) and (Reg. No. 333-129781) have been filed to register issuances of 800,000 and 1,700,000 units, respectively (or 1,600,000 and 3,400,000 common units, respectively, following a March 30, 2007 two-for-one common unit split), under the Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

This Registration Statement is filed pursuant to General Instruction E to Form S-8 to register the issuance of an additional 1,200,000 of our common units under the Copano Energy, L.L.C. Long-Term Incentive Plan.

We previously filed registration statements on Form S-8 on February 11, 2005 (Reg. No. 333-122737) and November 17, 2005 (Reg. No. 333-129781) covering 800,000 and 1,700,000 common units, respectively (or 1,600,000 and 3,400,000 common units, respectively, following a March 30, 2007 two-for-one common unit split), authorized for issuance under the Plan.  Pursuant to General Instruction E to Form S-8, the contents of those earlier registration statements, including the periodic and current reports that we filed with the Securities and Exchange Commission after the effectiveness of the earlier registration statement, are incorporated herein by reference except to the extent supplemented, amended or superseded by the information set forth herein.

Item 6. Indemnification of Directors and Officers.

Subject to any terms set forth in our limited liability company agreement, Section 18-108 of the Delaware Limited Liability Company Act empowers a Delaware limited liability company to indemnify and hold harmless any member or manager or other persons from and against all claims and demands whatsoever.

Pursuant to Section 7.7 of our limited liability company agreement, we will generally agree to indemnify our directors and officers against liability incurred in their role as directors and officers to the fullest extent permitted by law so long as the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person’s conduct was unlawful.  In addition, directors will not be indemnified for breach of the duty of loyalty or for any transaction from which the director derived an improper personal benefit.  This indemnification obligation may include the advancement of expenses (including attorneys’ fees).  We may purchase and maintain insurance on behalf of our directors and officers against any liability that may be asserted against or expense that may be incurred by such people in connection with our activities or that person’s activities on behalf of the company, regardless of whether we would have the power to indemnify the person against such liability under the provisions of our limited liability company agreement.  Any such indemnification obligation will be made only out of our assets so that our members will not be personally liable for such indemnification.

Pursuant to Section 14.9 of our limited liability company agreement, in the event of a registration of securities under the Securities Act of 1933, as amended, we will generally indemnify certain existing investors and underwriters for losses related to untrue statement of material fact in certain documents filed in connection with such registration.

We have entered into indemnification agreements with our directors and officers.  The indemnification agreements provide each officer and director with the maximum indemnification protection permitted under Delaware law with respect to actions taken in his or her capacity as a director or officer.

Item 8.Exhibits.

Number	Description
4.1	Certificate of Formation of Copano Energy Holdings, L.L.C. (now Copano Energy, L.L.C.) (incorporated by reference to Exhibit 3.1 to Registration Statement on Form S-1 filed July 30, 2004).
4.2
Certificate of Amendment to Certificate of Formation of Copano Energy Holdings, L.L.C. (now Copano Energy, L.L.C.) (incorporated by reference to Exhibit 3.2 to Registration Statement on Form S-1 filed July 30, 2004).

1

Number	Description
4.3	Fourth Amended and Restated Limited Liability Company Agreement of Copano Energy, L.L.C. (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed July 21, 2010).
4.4
Amendment No. 1 to Fourth Amended and Restated Limited Liability Company Agreement of Copano Energy, L.L.C. (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed July 22, 2010).

4.5	Amended and Restated Copano Energy, L.L.C. Long-Term Incentive Plan (incorporated by reference Exhibit 10.2 to Quarterly Report on Form 10-Q filed on August 5, 2011).
4.6	2004 Form of Unit Option Grant (incorporated by reference to Exhibit 10.17 to Quarterly Report on Form 10-Q filed December 21, 2004).
4.7	2005 Form of Unit Option Grant (incorporated by reference to Exhibit 4.5 to Registration Statement on Form S-8 filed February 11, 2005).
4.8	Form of Unit Option Grant (ScissorTail Energy, LLC Officers) (incorporated by reference to Exhibit 10.37 to Quarterly Report on Form 10-Q filed August 15, 2005).
4.9	2006 Form of Unit Option Grant (Employees) (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed May 30, 2006).
4.10	2006 Form of Restricted Unit Grant (Employees) (incorporated by reference to Exhibit 10.4 to Current Report on Form 8-K filed May 30, 2006).
4.11	2007 Form of Phantom Unit Grant (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed June 18, 2007).
4.12	2008 Form of Phantom Unit Grant (Employees) (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed June 6, 2008).
4.13	2008 Form of Long-Term Retention Award Grant (Employees) (incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K filed June 6, 2008).
4.14	2008 Form of Restricted Unit Grant (Directors) (incorporated by reference to Exhibit 99.4 to Current Report on Form 8-K filed November 25 2008).
4.15	Form of Unit Appreciation Right Award Agreement (incorporated by reference to Exhibit 99.1 to Current Report on Form 8-K filed May 18, 2009).
4.16	Form of Unit Appreciation Right Award Agreement (incorporated by reference to Exhibit 99.1 to Current Report on Form 8-K filed August 18, 2009).

2

Number	Description
4.17	Form of Performance-Based Phantom Unit Award Agreement (incorporated by reference to Exhibit 99.1 to Current Report on Form 8-K filed June 10, 2010).
4.18	Form of Restricted Unit Award Agreement (Director Pursuant to Contract) (incorporated by reference to Exhibit 99.2 to Current Report on Form 8-K filed November 23, 2010).
4.19	2012 Form of Phantom Unit Award Agreement (incorporated by reference to Exhibit 99.1 to Current Report on Form 8-K filed May 21, 2012).
5.1*	Opinion of Vinson & Elkins L.L.P.
23.1*	Consent of Deloitte & Touche LLP.
23.2*	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1 hereto).
24.1*	Powers of Attorney (included on the signature page to this Registration Statement).
_______________
*filed herewith

3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 7, 2012.

COPANO ENERGY, L.L.C.

/s/ R. Bruce Northcutt
Name:	R. Bruce Northcutt
Title:	President and Chief Executive Officer

Each person whose signature appears below appoints R. Bruce Northcutt., Carl A. Luna and Douglas L. Lawing, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them of their or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 7, 2012.

Signature	Title

/s/ R. Bruce Northcutt	President and Chief Executive Officer
R. Bruce Northcutt	(Principal Executive Officer) and Director

/s/ Carl A. Luna	Senior Vice President and Chief Financial
Carl A. Luna	Officer (Principal Financial Officer)

/s/ Lari Paradee	Senior Vice President, Controller and
Lari Paradee	Principal Accounting Officer (Principal Accounting Officer)

/s/ James G. Crump	Director
James G. Crump

/s/ Ernie L. Danner	Director
Ernie L. Danner

/s/ Scott A. Griffiths	Director
Scott A. Griffiths

/s/ Michael L. Johnson	Director
Michael L. Johnson

S-1

Signature	Title

/s/ Michael G. MacDougall	Director
Michael G. MacDougall

/s/ T. William Porter	Director
T. William Porter

/s/ William L. Thacker	Director
William L. Thacker	(Chairman of the Board of Directors)

S-2

INDEX TO EXHIBITS

Number	Description
4.1	Certificate of Formation of Copano Energy Holdings, L.L.C. (now Copano Energy, L.L.C.) (incorporated by reference to Exhibit 3.1 to Registration Statement on Form S-1 filed July 30, 2004).
4.2
Certificate of Amendment to Certificate of Formation of Copano Energy Holdings, L.L.C. (now Copano Energy, L.L.C.) (incorporated by reference to Exhibit 3.2 to Registration Statement on Form S-1 filed July 30, 2004).

4.3	Fourth Amended and Restated Limited Liability Company Agreement of Copano Energy, L.L.C. (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed July 21, 2010).
4.4
Amendment No. 1 to Fourth Amended and Restated Limited Liability Company Agreement of Copano Energy, L.L.C. (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed July 22, 2010).

4.5	Amended and Restated Copano Energy, L.L.C. Long-Term Incentive Plan (incorporated by reference Exhibit 10.2 to Quarterly Report on Form 10-Q filed on August 5, 2011).
4.6	2004 Form of Unit Option Grant (incorporated by reference to Exhibit 10.17 to Quarterly Report on Form 10-Q filed December 21, 2004).
4.7	2005 Form of Unit Option Grant (incorporated by reference to Exhibit 4.5 to Registration Statement on Form S-8 filed February 11, 2005).
4.8	Form of Unit Option Grant (ScissorTail Energy, LLC Officers) (incorporated by reference to Exhibit 10.37 to Quarterly Report on Form 10-Q filed August 15, 2005).
4.9	2006 Form of Unit Option Grant (Employees) (incorporated by reference to Exhibit 10.2 to Current Report on Form 8-K filed May 30, 2006).
4.10	2006 Form of Restricted Unit Grant (Employees) (incorporated by reference to Exhibit 10.4 to Current Report on Form 8-K filed May 30, 2006).
4.11	2007 Form of Phantom Unit Grant (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed June 18, 2007).
4.12	2008 Form of Phantom Unit Grant (Employees) (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed June 6, 2008).
4.13	2008 Form of Long-Term Retention Award Grant (Employees) (incorporated by reference to Exhibit 10.3 to Current Report on Form 8-K filed June 6, 2008).
4.14	2008 Form of Restricted Unit Grant (Directors) (incorporated by reference to Exhibit 99.4 to Current Report on Form 8-K filed November 25 2008).
4.15	Form of Unit Appreciation Right Award Agreement (incorporated by reference to Exhibit 99.1 to Current Report on Form 8-K filed May 18, 2009).
4.16	Form of Unit Appreciation Right Award Agreement (incorporated by reference to Exhibit 99.1 to Current Report on Form 8-K filed August 18, 2009).
4.17	Form of Performance-Based Phantom Unit Award Agreement (incorporated by reference to Exhibit 99.1 to Current Report on Form 8-K filed June 10, 2010).
4.18	Form of Restricted Unit Award Agreement (Director Pursuant to Contract) (incorporated by reference to Exhibit 99.2 to Current Report on Form 8-K filed November 23, 2010).
4.19	2012 Form of Phantom Unit Award Agreement (incorporated by reference to Exhibit 99.1 to Current Report on Form 8-K filed May 21, 2012).
5.1*	Opinion of Vinson & Elkins L.L.P.
23.1*	Consent of Deloitte & Touche LLP.
23.2*	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1 hereto).
24.1*	Powers of Attorney (included on the signature page to this Registration Statement).
*filed herewith